                                                                   Exhibit 4.2

                    GUARANTEE AGREEMENT, dated as of March 3, 2000, made by the undersigned subsidiaries (each a "Subsidiary Guarantor") of Weight Watchers International, Inc.(the "Company"), in favor of the Holders (as defined in the Indenture referred to below) and the Trustee (as defined below).

                  Reference is made to the Dollar Securities Indenture (as the same may be amended, restated, supplemented or modified from time to time, the "Indenture") among the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") dated as of September 29, 1999, relating to the Securities.

                  WHEREAS, the Company owns directly or indirectly all or a majority of interest in each Subsidiary Guarantor;

                  WHEREAS, the Company has agreed pursuant to the Indenture to cause the Subsidiary Guarantors to Guarantee the Securities pursuant to the terms of the Indenture and this Guarantee Agreement;

                  NOW, THEREFORE, in consideration of the promises thereby, each Subsidiary Guarantor hereby agrees with and for the benefit of the Holders as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Guarantee Agreement, terms defined in the Indenture (to the extent not otherwise defined herein) or in the preamble or recitals hereto are used herein as therein defined.

                                    ARTICLE 2

                                   GUARANTEES

                  SECTION 2.01. GUARANTEES. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under the Indenture notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any such claim, demand, right or remedy; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor (except as provided in Section 2.06).

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guarantee is, to the extent and in the manner set forth in Article 3, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guarantee and each Subsidiary Guarantee is made subject to such provisions of the Indenture.

                  Except as expressly set forth in Section 8.01(b) of the Indenture and Sections 2.02 and 2.06 of this Guarantee Agreement, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 3. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  With respect to Weight Watchers International Pty Ltd (ACN 070 836 449), Fortuity Pty Ltd (ACN 007 148 683) and Gutbusters Pty Ltd (ACN 059 073
157) (each an "Australian Guarantor"), the guarantee created by the Australian Guarantor under this Guarantee Agreement takes effect on the following basis:

                  (a) the guarantee takes effect immediately as security for the payment of all Obligations except to the extent that any such Obligation arises as a consequence of the provision of finance under the Indenture which financially assists the acquisition of shares (including units (as defined in the Corporations Law within the meaning of the Corporations Law 1989 of Australia (the "Corporations Law")) of shares) in the Australian Guarantor or any holding company (as defined in the Corporations Law) of an Australian Guarantor; and

                  (b) to the extent that the guarantee secures any Obligations arising as a consequence of the provision of finance under the Indenture which financially assists the acquisition of shares (including units (as defined in the Corporations Law) of shares) in the Australian Guarantor or any holding company (as defined in the Corporations Law) of the Australian Guarantor, this Guarantee will automatically guarantee such Obligations on and from the fourteenth day after notification by or on behalf of the Australian Guarantor to the Australian Securities and Investment Commission under section 260B(6) of the Corporations Law of shareholder approval to the giving of financial assistance by the Australian Guarantor in respect of the acquisition.

                  SECTION 2.02. LIMITATION ON LIABILITY. Any term or provision of this Guarantee Agreement to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee Agreement, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 2.03. SUCCESSORS AND ASSIGNS. This Article 2 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

                  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                  SECTION 2.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.

                  SECTION 2.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 2, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 2.06. RELEASE OF SUBSIDIARY GUARANTOR. Upon (w) the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, (x) the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), (y) a Subsidiary Guarantor's ceasing for any reason to be a Guarantor under the Credit Agreement or (z) the exercise by the Company of its legal defeasance option or its covenant defeasance option pursuant to Article 8 of the Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this
Article 2 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                    ARTICLE 3

                     SUBORDINATION OF SUBSIDIARY GUARANTIES

                  SECTION 3.01. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 3, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

                  SECTION 3.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

                  (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash or Temporary Cash Investments before Securityholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

                  (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash or Temporary Cash Investments, any payment or distribution to which Securityholders would be entitled but for this
         Article 3 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor.

                  SECTION 3.03. DEFAULT ON SENIOR INDEBTEDNESS OF SUBSIDIARY GUARANTOR. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guarantee") if (i) any Designated Senior Indebtedness of the Company is not paid in full in cash or Temporary Cash Investments when due or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or Temporary Cash Investments; PROVIDED, HOWEVER, that any Subsidiary Guarantor may pay its Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness. No Subsidiary Guarantor may pay its Subsidiary Guarantee during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Blockage Notice under Section 10.03 of the Indenture. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Indebtedness giving such Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor may resume payments pursuant to its Subsidiary Guarantee after termination of such Payment Blockage Period.

                  SECTION 3.04. DEMAND FOR PAYMENT. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 2, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand.

                  SECTION 3.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 3 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

                  SECTION 3.06. SUBROGATION. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 3 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

                  SECTION 3.07. RELATIVE RIGHTS. This Article 3 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Agreement or the Indenture shall:

                  (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 2; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

                  SECTION 3.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Guarantee Agreement.

                  SECTION 3.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding Section 3.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 3. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying

Agent, a Representative or a holder of Senior Indebtedness of any Subsidiary Guarantor may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 3 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 of the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 3 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 of the Indenture.

                  SECTION 3.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 3.11. ARTICLE 3 NOT TO PREVENT DEFAULTS UNDER A SUBSIDIARY GUARANTEE OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a payment pursuant to a Subsidiary Guarantee by reason of any provision in this
Article 3 shall not be construed as preventing the occurrence of a default under such Subsidiary Guarantee. Nothing in this Article 3 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 2.

                  SECTION 3.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 3, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 3. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 3, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 3, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 3.

                  SECTION 3.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 3 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 3.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF SUBSIDIARY GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 3 or otherwise.

                  SECTION 3.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. The Indenture provides that each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                    ARTICLE 4

                                  MISCELLANEOUS

                  SECTION 4.01. NOTICES. All notices and other communications pertaining to this Guarantee Agreement shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at the Company's address set forth in the Indenture, and (b) if to the Holders or the Trustee, as provided in the Indenture.

                  SECTION 4.02. PARTIES. Nothing expressed or mentioned in this Guarantee Agreement is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Guarantee Agreement or any provision herein contained.

                  SECTION 4.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 4.04. SEVERABILITY CLAUSE. In case any provision of this Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 4.05. WAIVERS, AMENDMENTS AND REMEDIES. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Guarantee Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee Agreement, all remedies under this Guarantee Agreement shall be cumulative and in addition to every other remedy provided for herein or by law.

                  SECTION 4.06. HEADINGS. The headings of the Articles and the sections in this Guarantee Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the Subsidiary Guarantors have duly executed this Guarantee Agreement as of the date first above written.

                                                   58 WW FOOD CORP,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WAIST WATCHERS, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS CAMPS, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   W.W. CAMPS AND SPAS, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS DIRECT, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   W/W TWENTYFIRST CORPORATION,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   W.W. WEIGHT REDUCTION
                                                     SERVICES, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                 W.W.I. EUROPEAN SERVICES, LTD.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   W.W. INVENTORY SERVICE CORP.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                     NORTH AMERICA, INC.,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                      UK HOLDINGS LTD,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                     INTERNATIONAL HOLDINGS
                                                     LTD,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS U.K. LIMITED,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                  WEIGHT WATCHERS (ACCESSORIES &
                                                      PUBLICATIONS) LTD,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                      (FOOD PRODUCTS) LIMITED,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                      NEW ZEALAND LIMITED

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   WEIGHT WATCHERS
                                                      INTERNATIONAL PTY
                                                      LIMITED,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   FORTUITY PTY LTD,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                   GUTBUSTERS PTY LTD,

                                                   by
                                                     ------------------------
                                                     Name:
                                                     Title:

Acknowledged:

WEIGHT WATCHERS INTERNATIONAL, INC.,

 by
   -----------------------
   Name:
   Title:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

as Trustee,

 by
   -----------------------
   Name:
   Title: